                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

              STANDARD MANAGEMENT CORPORATION AND ITS SUBSIDIARIES

                                                      STATE OR
                                                     COUNTRY IN
                                                       WHICH
              NAME OF SUBSIDIARY                    INCORPORATED
Health Services:
    U.S. Health Services Corporation ............     Delaware
    HomeMed Channel, Inc. .......................     Indiana
    PCA, LLC ....................................     Indiana
    HomeDoc Corporation .........................     Indiana
    Apothecary Solutions Corporation ............     Indiana
    Long Term Rx, Inc............................     Indiana
    Precision Healthcare, Inc....................    Tennessee
    Rainier Home Health Care Pharmacy, Inc. .....    Washington

Other Services:
    Standard Marketing Corporation ..............     Indiana
    Standard Management Financial Corporation ...     Delaware
    Premier Life (Bermuda) Limited ..............     Bermuda
    Standard Development LLC ....................     Indiana
    Standard Management LLC Capital Trust .......     Delaware